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                                                                    EXHIBIT 10.1

                 HOURLY AND SALARIED EMPLOYEES STOCK OPTION PLAN
                                       OF
                       THE GOODYEAR TIRE & RUBBER COMPANY
                         (AS AMENDED SEPTEMBER 30, 2002)

1.       GENERAL PROVISIONS.

         (a) ADOPTION; EFFECTIVE DATE. The Plan has been adopted by the Board of Directors of The Goodyear Tire & Rubber Company on and effective as of December 4, 2000.

         (b) PURPOSE. The purpose of the Plan is to grant options to purchase shares of the Common Stock of the Company to selected hourly and non-executive salaried employees of the Company and its domestic subsidiaries, thereby strengthening the common interests of the shareholders of the Company and such employees in the long term growth, profitability and success of the Company.

         (c) TERM. The Plan shall remain in effect until December 31, 2002, unless sooner terminated by the Board of Directors. Termination of the Plan shall not affect stock options granted under the Plan which are then outstanding.

2. DEFINITIONS. For the purposes of the Plan, the following terms shall have the following meanings.

         (a) "BARGAINING AGREEMENT" means the Agreement, dated effective October 25, 2000, together with the Supplemental Agreement relating to Local 307, among the Company, the United Steelworkers of America, A.F.L.-C.I.O.-C.L.C. and its Local 307, as amended and in effect.

         (b) "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         (c) "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, together with the published rulings, regulations and interpretations duly promulgated thereunder.

         (d) "COMMON STOCK" means the Common Stock, without par value, of the Company, or any security issued by the Company in substitution or exchange therefore or in lien thereof.

         (e) "COMPANY" means The Goodyear Tire & Rubber Company, an Ohio corporation, or any successor corporation.

         (f) "EMPLOYEE" means (a) any individual who is a hourly employee not represented by a union, or a salaried employee other than an officer or other executive, of an Employer who is on the active payroll of an Employer at the relevant time; and (b) any member of

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         Local 307 of the United Steelworkers of America, A.F.L.-C.I.O.-C.L.C.
         who, at September 30, 2002, (i) is a full-time employee of the Company at its Topeka, Kansas plant on its active payroll or on Layoff or Leave of Absence and (ii) has Seniority Status.

         (g) "EMPLOYER" means the Company and/or any domestic subsidiary of the Company.

         (h) "FAIR MARKET VALUE" means, in respect of any date on or as of which a determination thereof is being or to be made, the average of the high and low per share sale prices of the Common Stock reported on the New York Stock Exchange Composite Transaction tape on such date, or, if the Common Stock was not traded on such date, on the next day on which sales of the shares of the common Stock were reported on the New York Stock Exchange Composite Transactions tape.

         (i) "GRANTEE" means any Employee who is granted a Stock Option under the Plan and has entered into a grant agreement with respect to such Stock Option and such Stock Option remains outstanding.

         (j) "LAYOFF" means, with respect to any Bargaining Unit Employee, a layoff with recall rights as described at Section 1(a) of Article X of the Bargaining Agreement.

         (k) "LEAVE OF ABSENCE" means, with respect to any Bargaining Unit Employee, a Leave of Absence authorized by the Employer as provided for by Section 1(b) of Article X of the Bargaining Agreement.

         (l) "PLAN" means this Hourly and Salaried Employees Stock Option Plan of The Goodyear Tire & Rubber Company.

         (m) "RETIREMENT" shall, for the purposes of this Plan, be deemed to have occurred when an Employee ceases to be an Employee of an Employer and is entitled to receive a Normal Retirement Pension, a Disability Retirement Pension or an Early Retirement Pension in accordance with the applicable provisions of the relevant pension plan of such Employee's Employer under which such Employee may be entitled to benefits.

         (n) "STOCK OPTION" means any option to purchase shares of Common Stock granted pursuant to the provisions of the Plan, each of which shall be a nonstatutory stock option not governed by Section 421 or 422 of the Code.

3.       SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

         (a) NUMBER OF SHARES ISSUABLE UNDER THE PLAN. The maximum number of shares of Common Stock which may be issued pursuant to the Plan, subject to adjustment as provided in Section 3(b) of the Plan, shall be six-hundred thousand (600,000). The shares of Common Stock which may be issued under the Plan may be authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional share of the Common Stock shall be issued under the Plan. Any fractional

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                  share of Common Stock shall be settled in cash at the Fair
                  Market Value thereof on the relevant date.

         (b) ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE. In the event of any change in the capital structure, capitalization or Common Stock of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares of other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Board of Directors in its discretion may deem appropriate to reflect such change shall be made with respect to: (i) the maximum number of shares of Common Stock which may be (1) issued pursuant to the Plan, and
                  (2) the subject of, or issued pursuant to, any Stock Option granted pursuant to the Plan; (ii) the number of shares of Common Stock subject to any outstanding Stock Option; (iii) the per share exercise price in respect of any outstanding Stock Option; and (iv) any other term or condition of any Stock Option affected by any such change.


4.       ADMINISTRATION.

         (a) THE COMMITTEE. The Plan shall be administered by a committee (the "Committee") to be appointed from time to time by the Board of Directors. The Committee shall be comprised of at least five members. Members of the Committee shall serve at the pleasure of the Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee. Any one or more members of the Committee may participate in a meeting by conference telephone or similar means where all persons participating in the meeting can hear and speak to each other, which participation shall constitute presence in person at such meeting. Action approved in writing by a majority of the members of the Committee then serving shall be fully as effective as if the action had been taken by unanimous vote at a meeting duly called and held. The Company shall grant Stock Options under the Plan in accordance with the terms and conditions specified by the Board of Directors, which terms and conditions shall be set forth in grant agreements and/or other instruments in such forms as the Board of Directors shall approve.

         (b) COMMITTEE POWERS. The Committee shall have full power and authority to administer the Plan in accordance with its terms. The powers of the Committee include, but are not limited to, the power to: (i) identify to the Board of Directors Employees to receive Stock Options; (ii) construe and interpret the Plan and all Stock Option grant agreements and make any determination of fact incident to the operation of the Plan;
                  (iii) promulgate, amend and rescind rules and regulations relating to the implementation, operation and administration of the Plan; (iv) delegate to other persons the responsibility for performing administrative or ministerial acts in furtherance of the Plan; (v) engage the services of persons and firms in furtherance of

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         the Plan's activities; and (vi) make all other determinations and take all other actions as the Committee may deem necessary or advisable for the administration of the Plan.

         (c) COMMITTEE'S DECISIONS FINAL. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan, and of any Stock Option grant agreement, shall be final, conclusive and binding upon all Grantees, and all persons claiming through Grantees, affected thereby.

5.       STOCK OPTIONS.

         All Stock Options granted under the Plan shall be non-qualified options under the Code and shall be subject to and governed by the terms and conditions of Sections 6, 7, 8, 9 and 11 of the Plan and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee and/or the Board of Directors shall determine.

6.       ELIGIBILITY.

         Any Employee may be granted a Stock Option. The Committee, subject to the approval of the Board of Directors, shall determine the Employees to whom Stock Options will be granted, the timing of such grants, and the number of shares of Common Stock subject to each Stock Option granted.

7.       TERMS OF THE STOCK OPTIONS.

         (a) OPTION EXERCISE PRICE. The per share exercise price of each Stock Option granted under the Plan shall be 100% of the Fair Market Value of a share of the Common Stock on the date of the grant of such Stock Option.

         (b) OPTION TERM. Each Stock Option granted under the Plan shall have a term of ten years (subject to early termination in accordance with the Plan or the Grant Agreement) and shall expire (unless theretofore exercised or terminated in accordance with the term of the Plan and/or the relevant grant agreement) on the tenth anniversary of the date of grant of such Stock Option.

         (c) EXERCISABILITY. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board of Directors at the date of grant. No Stock Option may be exercised unless the holder thereof is at the time of such exercise an Employee and has been continuously an Employee from the date such Stock Option was granted through the date of the exercise of such Stock Option, except that the Board of Directors may permit the exercise of any Stock Option for any period following the Grantee's termination of employment not in

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         excess of the original term of the Stock Option on such terms and conditions as it shall deem appropriate and specify in the related grant agreement.

8. METHOD OF EXERCISE. A Stock Option may be exercised, in whole or in part, by the Grantee (or his or her legal representative, if permitted by the Plan) giving written notice of exercise to the Company (or to an agent of the Company designated in writing to the Grantee), specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, plus any required withholding taxes, or by documents necessary to effect the simultaneous exercise of the Stock Option and the sale of the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement approved in advance by the Committee and authorizing the use of the proceeds from such sale to pay to the Company the exercise price and withholding taxes.


9. NON-TRANSFERABILITY OF STOCK OPTIONS. No Stock Option granted, and no right or interest therein, shall be (i) assignable, alienable or transferable by a Grantee, except by will or the laws of descent and distribution, or (ii) subject to any obligation, or the lien or claims of any creditor, of a Grantee, or (iii) subject to any lien, encumbrance or claim of any party made in respect of or through any Grantee, however arising. During the lifetime of a Grantee, the Stock Option shall be exercisable only by, and shares of Common Stock issued upon the exercise of Stock Options will be issued only to, the Grantee or his or her legal representative.

10. AMENDMENT AND TERMINATION. The Board of Directors may at any time and from time to time amend the Plan. The Board of Directors may at any time terminate the Plan; provided, however, that no termination of the Plan shall affect Stock Options outstanding on the date of such termination.

11.      MISCELLANEOUS.

         (a) WITHHOLDING TAXES. All Stock Options granted under the Plan are made subject to any and all applicable withholding for taxes of any kind. The Company shall have the right to deduct from any delivery of shares of Common Stock to be made under the Plan, all federal, state, city, local or foreign taxes of any kind required by law to be withheld with respect to such payment and to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company shall have the right to require a Grantee to pay cash to satisfy withholding taxes as a condition to the issuance of any shares of Common Stock under the Plan.

         (b) NO RIGHT TO EMPLOYMENT. Neither the adoption of the Plan nor the grant of any Stock Option shall confer upon any Grantee, any Employee or any other person any right to continued employment with the Company or any subsidiary of the Company, nor shall it interfere in any way with the right of the Company or any subsidiary of

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                  the Company to terminate the employment of any Grantee, any
                  Employee or any other person at any time, with or without cause.

         (c) UNFUNDED PLAN. The Plan shall be unfunded. Any liability of the Company to any person with respect to any Stock Option granted under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company or any of its subsidiaries.

         (d) OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Any benefits received by a Grantee under the Plan shall not be deemed a part of such Grantee's regular, recurring compensation and shall not be included in, nor have any effect on, the determination of benefits under any pension or other employee benefit plan or similar arrangement provided by the Company or any of its subsidiaries. Payments and benefits provided to any Employee under any other plan or agreement shall be governed solely by the terms of such other plan or agreement.

         (e) SECURITIES LAW RESTRICTIONS. In no event shall the Company be obligated to issue or deliver any shares of Common Stock if such issuance or delivery shall constitute a violation of any provision of any law or regulation of any government, any governmental agency or authority, or any securities exchange. No shares of common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable Federal and state securities laws and regulations and all requirements of any securities exchange on which shares of the Common Stock are listed.

         (f) GRANT AGREEMENTS. Each person receiving a Stock Option under the Plan shall enter into a grant agreement with the Company in the form specified by the Board of Directors.

         (g) SEVERABILITY. In the event any provision of the Plan shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of the Plan.

         (h) GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Ohio.


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